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                                                                   EXHIBIT 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________________) pertaining to the Eaton Corporation 2004 Stock Plan of our report dated January 20, 2004 (except for the note titled "Two-for-One Stock Split," as to which the date is February 23,
2004), with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




                                                      /s/ERNST & YOUNG LLP


Cleveland, Ohio
June 29, 2004